UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013
____________________

ROI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 825-0400

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

 On January 31, 2013, ROI Acquisition Corp. (the “Company”), entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, ROI Merger Sub Corp. (“Merger Sub Corp.”), ROI Merger Sub LLC (“Merger Sub LLC”), and EveryWare Global, Inc. (“EveryWare”), providing for the merger of Merger Sub Corp. with and into EveryWare, with EveryWare surviving the merger as a wholly-owned subsidiary of the Company, immediately followed by the merger of EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of the Company.

The Merger Agreement

Merger

The Merger Agreement provides for the merger of Merger Sub Corp. with and into EveryWare (the “Initial Merger”), with EveryWare continuing as the surviving corporation (the “Surviving Corporation”), immediately followed by the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company, and pursuant to which each share of outstanding capital stock, $0.001 par value per share, of EveryWare will be exchanged for cash and shares of common stock, $0.0001 par value per share, of the Company, as further described in, and subject to the terms of, the Merger Agreement (the “Business Combination”).

 Consideration

Pursuant to the Merger Agreement, upon the effectiveness of the Initial Merger, each share of capital stock of EveryWare will be exchanged for cash and validly issued shares of the Company’s common stock (the “Shares”). The aggregate consideration will consist of (i) between $90 million and $107.5 million in cash, subject to adjustment in accordance with the terms of the Merger Agreement if the aggregate amount of cash available after redemption of shares of the Company’s common stock, in accordance with its Second Amended and Restated Certificate of Incorporation, from the trust account maintained for the benefit of the Company’s public stockholders and receipt of proceeds from EveryWare’s refinancing of its existing indebtedness is less than $107.5 million, (ii) 10,440,000 shares of the Company’s common stock, subject to adjustment in accordance with the terms of the Merger Agreement if the aggregate amount of cash available after redemption of shares of the Company’s common stock, in accordance with its Second Amended and Restated Certificate of Incorporation from the trust account maintained for the benefit of the Company’s public stockholders and receipt of proceeds from EveryWare’s refinancing of its existing indebtedness is less than $107.5 million (it is expected that the Shares issued to EveryWare’s existing stockholders will represent between 69.4% and 59.4% of the outstanding common stock of the post-merger company and that ROI’s existing stockholders will retain an ownership interest of between 23.1% and 33.0% of the post-merger company (depending on the level of redemptions by existing ROI stockholders and the aggregate proceeds from the proposed debt refinancing and disregarding warrants to purchase ROI’s common stock, which will remain outstanding following the Business Combination)) and (iii) an additional 3,500,000 shares of the Company’s common stock (the “Earnout Shares”), which Earnout Shares are subject to forfeiture in the event that the trading price of the Company’s common stock does not exceed certain price targets subsequent to the closing of the Business Combination, unless the Company consummates a change of control transaction under certain circumstances.

The Shares will be subject to certain restrictions on transfer for a period of time following the closing of the Business Combination.

Representations and Warranties

Under the Merger Agreement, each of EveryWare, on the one hand, and the Company, Merger Sub Corp. and Merger Sub LLC, on the other hand, made customary representations and warranties for transactions of this nature. The representations and warranties made under the Merger Agreement shall not survive the closing.

Conditions to Consummation of the Initial Merger

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, including the approval of the Company’s stockholders in accordance with the Company’s Second Amended and Restated Certificate of Incorporation.

In addition, consummation of the transactions contemplated by the Merger Agreement is subject to other closing conditions, including, among others: (i) that there has been no material adverse effect on EveryWare’s business; and (ii) that the organizational documents of the Company will be amended and restated in such form as agreed to between the parties.

Termination

The Merger Agreement may be terminated under certain limited circumstances at any time prior to the closing thereunder.

In the event that EveryWare terminates the Merger Agreement prior to 11:59 p.m. Central Time on March 21, 2013 to pursue an alternative transaction, the Company will be entitled to reimbursement from EveryWare of the Company’s actual, reasonable, documented out-of-pocket fees and expenses incurred in connection with the negotiation of the Merger Agreement up to a maximum amount of $450,000.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Item 3.02 Unregistered Shares of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Shares to be issued in connection with the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the registration requirements as provided in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure.

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by the Company in making presentations to certain existing and potential stockholders of the Company with respect to the Business Combination.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01  Other Events.

On January 31, 2013, the Company issued a press release announcing the execution of the Merger Agreement with respect to the Business Combination. The press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Additional Information About the Transaction and Where to Find It

The Company intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement of the Company in connection with the Business Combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement will contain important information about EveryWare, the Company and the Business Combination. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: ROI Acquisition Corp., 9 West 57th Street, New York, NY 10019, Attn: Joseph A. De Perio.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s prospectus from its initial public offering dated as of February 24, 2012, as filed with the SEC, on February 27, 2012, and will also be contained in the proxy statement for the Business Combination, when available.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed Business Combination, as well as the expected  performance, strategies, prospects and other aspects of the businesses of the parties to the Merger Agreement and the combined company after completion of the proposed Business Combination, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, EveryWare, Merger Sub Corp., Merger Sub LLC or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (6) costs related to the proposed Business Combination; (7) changes in applicable laws or regulations; (8) the possibility that EveryWare, Merger Sub Corp., Merger Sub LLC and the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the proxy statement to be filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company, Merger Sub Corp., Merger Sub LLC and EveryWare undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
2.1*†	Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc.

99.1*	Investor Presentation, dated January 31, 2013.

99.2*	Press Release, dated January 31, 2013.

* Filed herewith.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROI Acquisition Corp.

Dated: January 31, 2013	By: /s/ Thomas J. Baldwin
Name: Thomas J. Baldwin Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1*†	Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc.

99.1*	Investor Presentation, dated January 31, 2013.

99.2*	Press Release, dated January 31, 2013.

* Filed herewith.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.